Exhibit 10.22

SEVERANCE AGREEMENT  AND RELEASE

THIS SEVERANCE AGREEMENT AND RELEASE ("Agreement") is entered into as of the date on the signature page, by and between MM Enterprises USA, LLC, a Delaware limited liability company, and its owners, officers, directors, employees, agents, assigns, parents, affiliates, subsidiaries, and successors in interest and merged (predecessor) entities (collectively, the "Company") and Ryan Lissack ("Employee") (together the "Parties").

RECITALS

This Agreement is entered into with reference to the following facts:

WHEREAS, Employee was employed by Company on an at-will basis at all times and until March 27, 2020 (the "Separation Date") which is the employment termination date for the Employee for all purposes, except as otherwise set forth herein, meaning the Employee is not entitled to any further compensation, monies, or other benefits from the Company as of the Separation Date;

WHEREAS, after the Separation Date Employee will not and has not represented himself or herself as being an employee, officer, agent, or representative of the Company for any purpose; and

WHEREAS, it is now the Company's desire and intention to provide a severance benefit and to resolve any and all disputes between Company and Employee relating to Employee's employment with and/or separation from Company.

NOW, THEREFORE, in consideration of the mutual agreements set forth hereinafter, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

The parties acknowledge that the Recitals stated above are fully incorporated and are part of this Agreement.

1. Purpose. This Agreement is not and shall not in any way be considered or interpreted as an admission by Company, or any of its directors, officers, agents, employees or representatives, of any acts of discrimination whatsoever against Employee, or any other person, or that Company violated any federal, state, or local law, or that Employee's separation from employment was unwarranted, unjustified, discriminatory or otherwise unlawful. This Agreement is the good faith settlement of any potential disputed claims, and Company specifically disclaims any liability to or discrimination against Employee or any other person, on the part of itself, its directors, officers, agents, employees, or representatives.

Employee acknowledges that Company is not entering into this Agreement because it believes that Employee has any cognizable legal claim against the Released Parties (defined below). IfEmployee elects not to sign this Agreement, the fact that this Agreement was offered will not be understood as an indication that the Released Parties believed Employee was treated unlawfully in any respect.

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2. Employee's Separation. Effective on the Separation Date, Employee shall permanently separate from his or her employment with Company, and upon such Separation Date his or her employment relationship with Company, its parents, affiliates, and successors is permanently and irrevocably severed and terminated. Company and Employee agree that Employee will be deemed to have separated from his or her employment with Company, effective on the Separation Date, in exchange for this Release of all claims.

3. Severance. In consideration of Employee's full waiver and release of all claims as set forth herein, and provided Employee signs and does not revoke this Agreement, Employee returns all company property, including Employee's company laptop, and Employee fully abides by the terms of this Agreement, Company agrees to provide Employee the following severance benefit (the "Severance Benefit"):

(a) Effective February 25, 2019, the Company and Employee entered into a Promissory Note whereby the Company loaned Employee Four Hundred Thousand Dollars and Zero Cents ($400,000.00) (the "Loan"). Employee has not made any payments to the Company under the Promissory Note, and Employee currently owes Company the entire balance of the Loan plus interest. As a severance benefit, the Company hereby agrees to forgive the outstanding principal and interest due under the Promissory Note, in the approximate amount of Four Hundred Thousand Dollars and Zero Cents ($400,000.00).

(b) The Company shall provide a grant of public company stock (the "Stock Grant") equal to 429,185 shares of MedMen Enterprises, Inc. ("MME, Inc.") with a deemed issue price of $0.26. Employee's interest in said stock in MME, Inc. shall be deemed to have immediately vested upon issuance of the grant. The grant of said stock shall be subject to full compliance by the parties with the terms, conditions and requirements of the governing documents for that Company. All stock issued hereunder shall contain the standard legend referencing the Securities Act of 1933 that is attached to all shares of the Company's stock that are issued to U.S. residents.

(c) Company and Employee acknowledge that Employee was granted certain non-qualified stock options in MedMen Enterprises, Inc. (the "Options"), to purchase up to 311,763 Class B Subordinate Voting Shares at $3.20 USD exercise price per share, pursuant to a Board Resolution, effective February 25, 2019 (the "Board Resolution"). Employee expressly acknowledges and agrees that, as of the Separation Date, his interests in 103,921 of Options have vested and his interests in the remaining 207,842 Options have not vested. As a further severance benefit, the Company agrees to accelerate the vesting of 103,921 of the unvested options, so as to vest as of the Separation Date (the "Severance Options Award"). The Severance Options Award shall be subject to all of the terms, conditions, and requirements of the governing documents of MedMen Enterprises Inc. and the MedMen Enterprises Inc. 2018 Stock and Incentive Plan and the Board Resolution, as modified by this Section.

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(d) If Employee elects to continue coverage under COBRA, the Company will reimburse Employee for the required COBRA premium for continued coverage for up to twelve (12) months from the Separation Date. If at any time during this twelve (12) month period, Employee obtains health insurance benefits unrelated to the COBRA benefits herein, the Company's obligations under this Section 3(d) shall cease, and the Company shall not be responsible for any further COBRA premiums. In order to receive reimbursement, Employee must provide the Company with proof of a COBRA premium payment within thirty (30) calendar days of such payment by Employee.

The Stock Grant shall be issued to Employee as soon as practicable following the Effective Date (as defined below), and in any even within sixty (60) after the Effective Date of this Agreement, and the Loan shall be forgiven upon the Effective Date of this Agreement.  The Effective Date of this Agreement shall be eight days after the day that Employee signs the Agreement and delivers it to Company, absent revocation (the "Effective Date").  Employee specifically acknowledges and agrees that the Severance Benefit set forth in this Section 3 constitutes adequate and full consideration for this Agreement.  Employee further acknowledges that he would not otherwise be entitled to this Severance Benefit under any employment agreement, Company policy, or any law.

4. Benefits. The parties agree that Employee shall receive any and all benefits due to Employee upon termination of employment in accordance with the Company's policies and benefits plans, including, without limitation, accrued but unused vacation pay, if applicable, and any vested pension or other vested retirement benefits. However, your health insurance benefits will continue through the end of this month, and you will receive paperwork regarding your right to continue your coverage under COBRA.

5. Equity. Company and Employee acknowledge that Employee was granted certain non-qualified stock options in MedMen Enterprises, Inc. (the "Options"), and certain restricted stock units in MedMen Enterprises, Inc. ("RSUs"), and, except as stated in Section 3(c), supra, that his or her interests in the Options and RSUs have not vested and will not vest (the "Unvested Options and RSUs"). Employee expressly acknowledges and agrees that, on the Effoctive Date, and in consideration of the severance set forth in this Agreement, and the other terms and conditions of this Agreement, Employee will and hereby does forfeit all rights, title and interest, whether legal or equitable, vested or unvested, actual or contingent, in, under or to the Unvested Options and RSUs, and, as of the Separation Date, Employee shall have no claims or rights in or to any the Unvested Options and RSUs. Employee further agrees to execute such other documents as may be required to confirm and effectuate the termination and forfeiture.

6. Payment of Wages. Employee acknowledges that the Severance Benefit provided by the Company to Employee is a voluntary act that would not be made except for Employee's agreement to all of the terms of this Agreement. Employee further acknowledges that Severance Benefit is in addition to and not in lieu of any other amounts due to Employee as wages as of the Separation Date.

Employee and Company acknowledge and agree that Company has paid Employee the sum of (i) all amounts earned as wages during the period commencing at the end of the regularly scheduled pay period ending on the Separation Date, and (ii) all accrued but unused vacation time and/or paid time off (collectively "Final Pay") on the Separation Date. Employee further acknowledges that Company has provided him all meal and rest periods, overtime pay, and has been fully reimbursed for any unpaid business expenses under the California Labor Code.

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In accordance with the Company's bonus payment practices, the Company shall provide a grant of public company stock equal to 889,680 shares of MME, Inc. with a deemed issue price of $0.28 for Employee's 2019 bonus as stated in his November 27, 2018 offer letter (the "2019 Bonus Stock Grant"). Employee's interest in said stock in MME, Inc. shall be deemed to have immediately vested upon issuance of the grant. The grant of said stock shall be subject to full compliance by the parties with the terms, conditions and requirements of the governing documents for that Company. All stock issued hereunder shall contain the standard legend referencing the Securities Act of 1933 that is attached to all shares of the Company's stock that are issued to U.S. residents. The 2019 Bonus Stock Grant shall be issued to Employee as soon as practicable, and in any event within sixty (60) after the Effective Date of this Agreement.

Employee agrees that as of the Separation Date, Company shall have no obligation to Employee other than Final Pay and any duties and obligations created by this Agreement. By cashing, depositing, or otherwise negotiating Company's check, Employee will conclusively agree that amounts received as Final Pay are correct and constitute payment in full of all amounts due Employee.

The Employee understands, acknowledges, and agrees that these benefits exceed what the Employee is otherwise entitled to receive on separation from employment and that these benefits are being given as consideration in exchange for executing this Agreement and the general release and restrictive covenants contained in it. The Employee further acknowledges that the Employee is not entitled to any additional payment or consideration not specifically referenced in this Agreement. Nothing in this Agreement shall be deemed or construed as an express or implied policy or practice of the Employer to provide these or other benefits to any individuals other than the Employee.

7. Referrals. Company agrees that it will answer all reference inquiries with respect to Employee by stating the separation date, dates of employment, and job title.

8. Unemployment Insurance Claim. Company agrees that it will not contest or oppose Employee's claim for unemployment insurance benefits if any is made.

9. Employee's Release and Waiver. Employee hereby forever releases and discharges Company and its affiliates (including but not limited to MMMG, LLC a Nevada limited liability company and MedMen Enterprises, Inc.), successors and assigns, as well as each of its past and present officers, directors, employees, agents, attorneys, insurers, and shareholders (collectively, the "Released Parties"), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages, and liabilities, known or unknown, suspected or unsuspected, that Employee had, now has or may hereafter claim to have against the Released Parties arising out of or relating in any way to Employee's employment with and separation from Company (including but not limited to any claims arising out of or relating in any way to the employment, the Options, or the RSUs), or otherwise relating to any of the Released Parties from the beginning oftime to the date of this Agreement (the "Release"). This Release specifically extends to, without limitation, any and all claims or causes of action for wrongful termination, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and any claims under any applicable state, federal or local statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, as amended, the Fair Labor Standards Act, as amended, the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers' Benefits Protection Act (29 U.S.C. §626), as amended, the Worker Adjustment and Retraining Notification Act, as amended, Section 806 of the Sarbanes-Oxley Act, the Family and Medical Leave Act, as amended, the California Family Rights Act, as amended, the California Fair Employment and Housing Act, as amended, and the California Labor Code; provided, however, that this Release does not waive, release, or otherwise discharge any right to indemnity pursuant to Labor Code 2802, or to the extent such rights exist, any rights to defense and indemnity under the Company's bylaws, articles or otherwise under applicable law or any applicable directors and officer's insurance policy, or any claim or cause of action that cannot legally be waived as a matter oflaw, including, but not limited to, workers' compensation benefits and unemployment benefits.

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To comply with the Older Workers' Benefits Protection Act (29 U.S.C. §626(f)) and effectuate the release by Employee of any potential claims under the federal Age Discrimination in Employment Act, Employee agrees as follows:

(a) Employee specifically understands and acknowledges that the Age Discrimination in Employment Act of 1967, as amended, provides Employee the right to bring a claim against the Released Parties if Employee believes that the Release Parties have discriminated against Employee on the basis of age. Employee understands the rights under this Act and agrees that, by signing this Agreement, Employee may not file any claim or action against any of the Released Parties based on any alleged violation(s) of the Age Discrimination in Employment Act through the Effective Date of this Agreement. Employee waives any right to assert a claim for relief available under the Age Discrimination in Employment Act, including, but not limited to, back pay, attorneys' fees, damages, lost benefits, reinstatement or injunctive relief for any act or omission by any of the Released Parties through the Effective Date of this Agreement.

(b) Employee understands and agrees that Employee has twenty-one (21) calendar days to consider this Agreement. Employee is advised to consult an attorney regarding this, and all provisions, in this Agreement before signing it. Employee further acknowledges, understands, and agrees that if Employee signs this Agreement prior to the twenty-one (21) day period expiring, the decision to do so is Employee's and that as a result, Employee will have voluntarily, knowingly, and willingly waived the twenty-one (21) day period. Employee further acknowledges, understands, and agrees that this Agreement shall not become effective and enforceable until seven (7) calendar days after Employee has signed it. During this seven (7) calendar-day-period, Employee may revoke this Agreement ("Revocation Period"). If Employee elects to revoke this Agreement during this seven-day period, Employee agrees to deliver or cause the revocation in writing to be delivered to MedMen, (Attn: Dan Edwards; dan.edwards@medmen. com). Employee will ensure that such notification will arrive within this seven (7) day period. Employee understands that revoking this Agreement will void it and he will not be entitled to any benefits under this Agreement.

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10. Waiver Under Section 1542 of the California Civil Code. For the purpose of implementing a full and complete release, Employee understands and agrees that this Agreement is intended to include all claims, if any, which Employee may have and which Employee does not now know or suspect to exist in his or her favor against the Released Parties and this Agreement extinguishes those claims. Accordingly, Employee expressly waives all rights afforded by Section 1542 of the Civil Code of the State of California ("Section 1542") and any similar statute or regulation in any other applicable jurisdiction. Section 1542 states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee understands that Section 1542 gives him the right not to release existing claims of which he is not now aware, unless he voluntarily chooses to waive this right. Even though Employee is aware of the rights described in Section 1542, Employee nevertheless hereby voluntarily waives such rights and elects to assume all risks for claims that now exist in his or her favor, known or unknown, arising from the subject matter of the general release in this Agreement.

11. Employee Representations. The Employee specifically represents, warrants, and confirms that the Employee (a) has not filed any claims, complaints, or actions of any kind against the Company with any court of law, or local, state, or federal government or agency; (b) has not made any claims or allegations to the Employer related to sexual assault or abuse, sexual harassment, or sex discrimination, and that none of the payments set forth in this Agreement are related to sexual abuse or sexual harassment; (c) has been properly paid for all hours worked for the Company; (d) has received all wages, salary, commissions, bonuses, and other compensation due to the Employee, including the Employee's final paycheck for wages/salary and any accrued but unused vacation/paid time off through and including the Separation Date; (e) will receive the 2019 Bonus Stock Grant as soon as practicable, and in any event within sixty (60) after the Effective Date of this Agreement; and (t) has not engaged in and is not aware of any conduct relating to the business of the Company which is unlawful under applicable state or local laws.

Ifany of these statements is not true, the Employee cannot sign this Agreement and must notify the Employer immediately in writing of the statements that are not true. This notice will not automatically disqualify the Employee from receiving these benefits but will require the Employer's further review and consideration.

12. No Claims or Lawsuits. Employee agrees not to bring any claim, action, suit or proceeding against Company or any of the other Released Parties regarding the matters settled, released and dismissed hereby, including, but not limited to, any claim, action, suit or proceeding raised or that could have been raised in connection with any claim or matter which is the subject of the Release. Employee further agrees not to assist any other person in prosecuting an action, suit, or proceeding against Company or any other Released Parties. Employee further agrees that this Agreement is a bar to any such claim, action, suit, or proceeding.

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13. Participation in Agency Proceedings. Nothing in this Agreement shall prevent Employee from filing a charge (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (the "EEOC"), the National Labor Relations Board (the "NLRB"), the California Department of Fair Employment and Housing (the "DFEH"), or other similar federal, state, or local agency, from participating in any investigation or proceeding conducted by the EEOC, the NLRB, the DFEH, or similar federal, state or local agencies, or testifying in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment on the part of any other party, or on the part of the agents or employees of another party, when the person testifying has been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or legislature. However, by entering into this Agreement, Employee understands and agrees that Employee is waiving any and all rights to recover any monetary relief or other personal relief as a result of any such EEOC, NLRB, DFEH or similar federal, state, or local agency proceeding, including any subsequent legal action.

14. Trade Secrets and Confidential Information/Company Property. The Employee understands and acknowledges that during the course of employment with the Company, the Employee has had access to and learned about confidential, secret, and proprietary documents, materials, and other information, in tangible and intangible form, of and relating to the Company and its businesses and existing and prospective customers, suppliers, investors, and other associated third parties ("Confidential Information"). The Employee further understands and acknowledges that this Confidential Information and the Company's ability to reserve it for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information by the Employee may cause the Company to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages, and criminal penalties.

For the purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, device configurations, embedded data, compilations, metadata, algorithms, technologies, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes , experimental results, specifications, customer information , customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists, of the Company or its businesses or any existing or prospective customer, supplier, investor, or other associated third party, or of any other person or entity that has entrusted information to the Company in confidence.

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The Employee understands that the above list is not exhaustive and that Confidential Information also includes other information that is marked or otherwise identified or treated as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances inwhich the information is known or used.

The Employee understands and agrees that Confidential Information developed by the Employee in the course of the Employee's employment by the Company is subject to the terms and conditions of this Agreement as if the Company furnished the same Confidential Information to the Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Employee, provided that the disclosure is through no direct or indirect fault of the Employee or person(s) acting on the Employee's behalf.

Employee agrees and covenants: (a) to treat all Confidential Information as strictly confidential; (b) not to directly or indirectly disclose, publish, communicate, or make available Confidential information, or allow it to be disclosed, published, communicated , or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company and, in any event, not to anyone outside of the direct employ of the Company; and (c) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company, except as allowed by applicable law.

The Employee understands and acknowledges that the Employee's obligations under this Agreement regarding any particular Confidential Information begin immediately and shall continue after the Employee's employment by the Company until the Confidential Information has become public knowledge other than as a result of the Employee's breach of this Agreement or a breach by those acting in concert with the Employee or on the Employee's behalf. Any violation by Employee of this Section shall constitute a material breach of this Agreement. Employee's signature below constitutes his or her certification that Employee has returned all documents, property, and other items provided to him or her by the Company, developed, or obtained by him or her in connection with his or her employment with the Company, or otherwise belonging to the Company. Employee further represents, warrants, and agrees that he or she will continue to comply with all terms and conditions of the Confidentiality and Proprietary Rights Agreement , attached hereto as Exhibit A, and any and all Confidentiality Agreements, Non-Disclosure Agreements, or any other Agreement to Protect Proprietary Information of Company, and that such continuing obligations survive the ending of his or her employment.  Employee represents and warrants that he or she has not and will not misuse or disclose Confidential Information to any unauthorized party. Employee understands and acknowledges that this representation and warranty extends to his or her continuing duty of non- disclosure related to any and all privileged information obtained durin his or her employment with the Company. Employee hereby grants consent to notification bylCompany to any new employer of Employee about Employee's obligations under this provision.

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15. Warranty and Indemnification Regarding Non-Assitment of Claims. Employee hereby represents and warrants that he is the sole and rightl owner of all right, title, and interest in and to every claim or matter which is the subject of the elease, and has not heretofore assigned or otherwise transferred, and shall not assign or ottlerwise transfer, any interest in the claims which are the subject of the Release which he ma have against the Released Parties, or any of them, and has not heretofore created or giv n rise, and shall not create or give rise to any lien, charge, encumbrance or other right by which arl.y other person or entity may claim all or any part of the consideration paid to Employee pursuaht to Section 3 of this Agreement. Employee agrees to indemnify and hold Company and all ther Released Parties harmless from any liabilities, claims, demands, damages, costs, expens s and attorneys' fees incurred as a result of any person or entity asserting any claim or cause of action based upon any such assignment or transfer or purported assignment or transfer, or any such lien, charge or encumbrance.

16. Responsibility for Tax Liability. Employee recognizes and agrees that he alone is responsible for any local, state, or federal taxes that may be assessed \or owing with respect to the Severance Benefit that Employee receives. Employee, therefore, arees to make no claim against Company for any payment or non-payment of taxes or regardin or relating to the reporting of the payment described in this Agreement, if any, to any ta ing authorities . Employee acknowledges and agrees that Company has made no repre s ntations to him and has provided no advice to him regarding the tax consequences of the mone s received by him pursuant to this Agreement. Employee agrees to pay federal and state t xes, if any, which are required by law to be paid with respect to the Severance Benefit. Empl yee further agrees to indemnify and hold Company harmless from any claims, demands, de ciencies, levies, assessments, executions, judgments or recoveries by any governmental 1entity against Company for any amounts claimed due on account of this Agreement or pursuant to claims made under any federal or state tax laws, and any costs, expenses or damages sustained by Company by reason of any such claims, including any amounts paid by Company as taxes, deficiencies, levies, assessments, fines, penalties, interest, attorney fees or otherwise.

17. Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a "separation from service" under Section 409A. Notwithstanding the foregoing, Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall Employer be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

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18. Non-Disparagement. Employee agrees that he or she shall not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of the Company, or any of its parents, subsidiaries, affiliates, successors, assigns, or related entities (including MM Enterprises USA, LLC), and any of its present or former officers, directors or employees. This Section 18 excludes from coverage Employee's right to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment on the part of the Company or its agents or employees if Employee is required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or legislature. Employee acknowledges that the Company deems non- disparagement a material condition of this Agreement, absent which it would not have agreed to the terms set forth herein. Any breach by Employee of this Section 18 shall, therefore, be considered a material breach of this Agreement.

Company agrees that it will instruct, in writing, current Board members and members of the executive cabinet group to not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of Employee.

19. Confidential Separation. Employee agrees that he or she shall not discuss the terms of this Agreement with any person (including but not limited to the amount of the Severance Benefit) without the written consent of the Company or its successors and assigns, except with his or her legal and tax advisors, his or her current or future spouse, or to the extent required by law. This Section 19 excludes from coverage Employee's right to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment on the part of the Company or its agents or employees if Employee is required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or legislature. Employee acknowledges that the Company deems non- disclosure a material condition of this Agreement, absent which it would not have agreed to the terms set forth herein. Any breach by Employee of this Section 19 shall, therefore, be considered a material breach of this Agreement.

20. Cooperation. Employee agrees to reasonably cooperate with Company with respect to the prosecution and/or defense oflegal claims that arose during Employee's tenure as an employee of Company, or which relate to events that occurred during Employee's tenure as an employee of Company or to which Employee has any information. Such cooperation shall be subject to Employee's professional availability and shall include, but is not limited to, making himself reasonably available for interview by Company and/or its counsel, reviewing and/or identifying documents, giving testimony and/or testifying at trial, and further that nothing in this Section 19 is intended to or will limit, or impact in any way, the obligation of Employee to testify honestly and accurately in, or to respond to or comply with any legal or judicial proceedings or requirements. Employee will, to the extent legally permissible, immediately notify Company in writing if Employee is ever subpoenaed or otherwise requested to testify in any matter involving Company, so that Company may seek (with Employee's reasonable cooperation) a protective order or other appropriate remedies, at Company's sole cost and expense. Employee will continue to cooperate in any investigation by the Company with respect to Employee's employment with the Company prior to his or her Separation Date. Notwithstanding the foregoing, nothing in this Agreement shall affect Employee's rights under Labor Code section 2802.

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21. Agreement Not to Disclose Information or Documents. Employee agrees to protect attorney-client privileged communications and private information and documentation concerning former and/or current Company employees that Employee learned about or was privy to during his or her employment at Company.

22. Remedies. In the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief. Inthe event of a material breach by the Employee of any of the provisions of this Agreement, the Employee hereby consents and agrees that the Employer shall be entitled to seek, in addition to other available remedies, an award for liquidated damages (the "Liquidated Damages"). The parties acknowledge and agree that the employee's harm caused by a material breach would be impossible or very difficult to accurately estimate at the time of the breach and that the Liquidated Damages are a reasonable estimate of the anticipated or actual harm that might arise from a material breach. Ifthe Employee fails to comply with any of the terms of this Agreement or post-employment obligations contained in it, the Employer may, in addition to any other remedies it may have, reclaim any amounts paid to the Employee under the provisions of this Agreement and terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it.

23. Governing Law and Choice of Venue. This Agreement and all rights, duties, and remedies hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to its choice of law rules. Any disputes under this Agreement shall be adjudicated exclusively in the state court of Los Angeles County, California.

24. Severability. Ifany court of competent jurisdiction determines that any of the agreements or releases contained herein, or any part thereof, is unenforceable because of the character, duration or scope of such provision, such court shall have the power to sever such provision or modify or reduce the duration or scope of such provision, and, in its reduced form, this Agreement shall then be enforceable to the maximum extent permitted by applicable law.

25. Successors and Assigns. Employee agrees that this Agreement will be binding upon and pass to the benefit of, the heirs, representatives, successors, and assigns of the Parties.

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26. Amendments. This Agreement may not be amended or modified orally or otherwise, other than by a written instrument signed by Company and Employee.

27. Attorneys' Fees. If there is an action between the parties to this Agreement based on this Agreement, the prevailing party in the action shall be entitled to reasonable attorneys' fees and costs incurred therein. Inconnection with the preparation and execution of this Agreement, each party shall bear his or her or its own attorneys' fees and costs.

28. Descriptive Headings. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

29. Interpretation. For purposes of this Agreement, the Parties shall be deemed to have participated equally in its drafting.

30. Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

31. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. A facsimile of this Agreement shall be deemed an original.

32. Entire Agreement. This Agreement constitutes the parties' complete agreement with regard to the subject matter herein, i.e., the Separation to be paid to Employee in exchange for a release of claims, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. This Agreement does not supersede any prior or contemporaneous agreements regarding matters beyond the subject matter contained herein, including but not limited to, agreements governing confidentiality, trade secrets, and arbitration of disputes.

33. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims.

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34. REPRESENTATION BY COUNSEL. EMPLOYEE HAS A RIGHT TO OBTAIN THE ADVICE OF AN ATTORNEY BEFORE ENTERING INTO TIDS AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT HE HAS EITHER BEEN REPRESENTED BY OR RELIED UPON COUNSEL OF HIS OR HER OWN CHOOSING IN CONNECTION WITH THE EXECUTION OF THIS AGREEMENT OR HAS WAIVED THE OPPORTUNITY TO DO SO AND IS FULLY AWARE OF AND UNDERSTANDS THE TERMS AND LEGAL CONSEQUENCES OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below.

COMPANY MM ENTERPRISES USA, LLC		EMPLOYEE

By:	/s/ Zeeshan Hyder	/s/ Ryan Lissack
	Name: Zeeshan Hyder	Ryan Lissack
Its Chief Financial Officer
	Date: 4/02/2020	Date: 4/10/2020

ELECTION TO EXECUTE PRIOR TO EXPIRATION

OF 21-DAY CONSIDERATION PERIOD

I, Ryan Lissack, understand that I have twenty-one (21) days within which to consider and execute the attached Severance Agreement and Release. However, after having an opportunity to consult counsel, I have freely and voluntarily elected to execute the Severance Agreement and Release before such twenty-one (21) day period has expired.

4/10/2020	/s/ Ryan Lissack
Date	Signature

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